Exhibit 99.2

Tesoro Logistics LP Prices Public Offering of 5,500,000 Common Units

SAN ANTONIO – June 6, 2016 - Tesoro Logistics LP (NYSE: TLLP) today announced the pricing of its upsized underwritten public offering of 5,500,000 common units representing limited partner interests in the Partnership at $47.13 per common unit. In connection with the offering, the Partnership has granted the underwriter a 30-day option to purchase up to an additional 825,000 common units. This offering is expected to close on June 10, 2016, subject to customary closing conditions.

The Partnership expects to use the net proceeds from the offering for general partnership purposes, which may include future acquisitions, capital expenditures and additions to working capital.

Barclays is acting as the sole book-running manager for the offering. A copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained, when available, by sending a request to:

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 888-603-5847

barclaysprospectus@broadridge.com

You may also obtain these documents for free when they are available from the Securities and Exchange Commission (“SEC”) at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering will be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by the Partnership with the SEC.

About Tesoro Logistics LP

Tesoro Logistics LP is a leading full-service logistics company operating primarily in the western and mid-continent regions of the United States. TLLP owns and operates a network of crude oil, refined products and natural gas pipelines. TLLP also owns and operates crude oil and refined products truck terminals, marine terminals and dedicated storage facilities. In addition, TLLP owns and operates natural gas processing and fractionation complexes. TLLP is a fee-based, growth oriented Delaware limited partnership formed by Tesoro Corporation and is headquartered in San Antonio, Texas.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “are likely” and other similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond TLLP’s control and difficult to predict. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in TLLP’s Annual Report on Form 10-K for the year ended December 31, 2015 and the prospectus supplement and accompanying base prospectus in connection with the offering, in each case as filed with the Securities and Exchange Commission. All forward-looking statements attributable to TLLP or persons acting on TLLP’s behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect the TLLP’s view only as of the date of this press release. TLLP undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

Evan Barbosa, Investor Relations Manager, (210) 626-7202

Media:

Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

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